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                                                                       EXHIBIT 1


                               SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT dated as of February 5, 1997 among Preferred Employers Holdings, Inc., a Delaware corporation (the "Company"), and each of the stockholders of Preferred Employers Group, Inc., a Florida corporation ("PEGI") set forth on ANNEX A hereto (the "Stockholders"), sets forth the terms and conditions upon which each Stockholder shall exchange, assign and transfer to the Company, and the Company shall exchange and acquire from each Stockholder, all of the shares of common stock, par value $.01 per share (the "PEGI Shares"), of PEGI owned by such Stockholder.

     In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the Stockholders and the Company hereby covenant and agree as follows:

          1. EXCHANGE AND PURCHASE OF SHARES. Subject to the terms and conditions of this Agreement, effective February 11, 1997, each of the Stockholders shall exchange, assign and transfer, and the Company shall exchange and acquire from each such Stockholder, all of such Stockholder's right, title and interest, legal or equitable, in and to the number of PEGI Shares which such Stockholder owns as set forth opposite his name on ANNEX A hereto.

          2. PURCHASE PRICE. In exchange and as consideration for each PEGI Share, the Company shall issue with respect thereto 17,647.06 duly authorized, fully paid and non-assessable shares of common stock, par value $.01 per share, of the Company (the "Company Shares") upon the execution hereof and, concurrently therewith, each Stockholder shall deliver to the Company a certificate or certificates representing the number of PEGI Shares held by such Stockholder as set forth opposite his name on ANNEX A hereto, duly endorsed for transfer.

          3. REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants to the Company that such Stockholder is the owner of his PEGI Shares free and clear of any lien, claim, other encumbrance and has the right to assign and transfer ownership in such shares to the Company free and clear of any such lien, claim, other encumbrance or contractual restriction.

          4. MISCELLANEOUS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York, without giving effect to any conflict or choice of laws. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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          IN WITNESS WHEREOF, the parties hereto have caused this Share Exchange
Agreement to be duly executed as of the date first above written.

                                   STOCKHOLDERS:

                                   /s/ Mel Harris
                                   ------------------------------
                                   Mel Harris


                                   /s/ Howard Odzer
                                   ------------------------------
                                   Howard Odzer


                                   /s/ Francine Harris
                                   ------------------------------
                                   Francine Harris


                                   /s/ Francine Harris
                                   ------------------------------
                                   Francine Harris, as custodian
                                   for Jamie Jo Harris


                                   /s/ Alan Harris
                                   ------------------------------
                                   Alan Harris


                                   /s/ Ginger Harris
                                   ------------------------------
                                   Ginger Harris


                                   /s/ Nicole Kramer
                                   ------------------------------
                                   Nicole Tannenbaum Kramer


                                   /s/ Ronald Rothstein
                                   ------------------------------
                                   Ronald Rothstein


                                   /s/ Nancy Ryan
                                   ------------------------------
                                   Nancy Ryan

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                                       ANNEX A




STOCKHOLDER                        NUMBER OF SHARES
-----------                        ----------------

Mel Harris                              82.16

Francine Harris                          5.0

Francine Harris, as custodian for
Jamie Jo Harris                          5.0

Ginger Harris                            2.5

Allan Harris                             1.42

Nicole Tannenbaum Kramer                 2.5

Howard Odzer                            63.0

Ronald Rothstein                         7.0

Nancy Ryan                               1.42
                                     --------
Total Shares outstanding               170.0